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                                                                      EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of Regis Corporation on Form S-3 (File No. 33-82094, No. 33-86276, No. 33-89150, No. 33-92244, No. 33-96224 and No. 33-80337) and Form S-8 (File
No. 33-44867, No. 33-89882) of our report dated August 20, 1996, on our audits of the consolidated financial statements of Regis Corporation as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994, which report is incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1996.

                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
September 16, 1996